EXHIBIT 99.1

Investor and Media Contact
Steven P. Eschbach, CFA
(203) 825-6000
seschbach@fce.com

FOR IMMEDIATE RELEASE

FuelCell Energy Promotes President and Chief Operating Officer to Chief Executive Officer

Dan Brdar succeeds Jerry Leitman, who continues as Chairman and strategic advisor

DANBURY, Conn. -- Jan. 11, 2006 -- FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of efficient, ultra-clean power generation plants for commercial and industrial customers, today announced the election of R. Daniel Brdar as the Company’s Chief Executive Officer.

Brdar, previously FuelCell Energy’s President and Chief Operating Officer, retains his title of President while taking over for Jerry D. Leitman as CEO. Leitman, who has led the Company since 1997, will assist Brdar in a strategic advisory role and will remain as Chairman of the Board in the Company’s planned management succession.

Since joining FuelCell Energy in 2000, Brdar has been a leader in the Company’s sales and marketing, manufacturing, and product development organizations. He has been instrumental in achieving Company milestones; addressing customer expectations of product performance and reliability; driving cost out of the product to open broad markets; and penetrating key repeatable market segments. In 2005, his contributions were recognized with his promotion to President and COO while being named to the Company’s Board of Directors.

“Dan’s accomplishments in nearly every functional area of the Company have been integral to our achievements over the past few years,” Leitman said. “The Board and I believe that his operational experience and performance, combined with his strategic vision for our products provides the necessary leadership for FuelCell Energy to achieve profitability.”

Brdar noted that FuelCell Energy is well-positioned to move forward and is poised for growth.

“There is an absolute need for ultra-clean, efficient distributed power generation,” Brdar said. “Our products’ combination of electrical efficiency, ultra-clean emissions and 24/7 reliability cannot be matched in the market place. With our continued product improvements, cost-out efforts and the positive feedback from our customers, I am excited about our prospects and see a clear path to grow our business.

“Jerry has set the stage for this growth opportunity,” he added. “He transitioned us from a contract R&D operation to a global commercial fuel cell products company. His continued assistance will be extremely valuable to FuelCell Energy and me.”

In addition to his duties as Chairman, Jerry Leitman will assist the Company to expand global strategic, government and commercial relationships.

Brdar has 24 years of combined technology development and new product introduction experience in a variety of executive positions around the industry. Prior to joining FuelCell Energy, he held management positions at General Electric, where he focused on new product introduction programs for its GE Power Systems business unit, and was product manager for its gas turbine technology. Prior to GE he was Associate Director, Office of Power Systems Product Management, at the U.S. Department of Energy where he was responsible for directing the research, development and demonstration of advanced power systems including advanced gas turbines, gasification systems and fuel cells.

About FuelCell Energy
FuelCell Energy develops and markets ultra-clean power plants that generate electricity with up to twice the efficiency of conventional fossil fuel plants and with virtually no air pollution. Fuel cells produce base load electricity giving commercial and industrial customers greater control over their power generation economics, reliability and emissions. Emerging state, federal and international regulations to reduce harmful greenhouse gas emissions consider fuel cell power plants in the same environmentally friendly category as wind and solar energy sources -- with the added advantages of running 24 hours a day and the capacity to be installed where wind turbines or solar panels often cannot. Headquartered in Danbury, Conn., FuelCell Energy services over 40 power plant sites around the globe that have generated more than 80 million kilowatt hours, and conducts R&D on next-generation fuel cell technologies to meet the world’s ever-increasing demand for ultra-clean distributed energy. For more information on the company, its products and its worldwide commercial distribution alliances, please see www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

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